EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 300 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended January 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 30, 2018

Schedule A

Report Date Fund Name

March 21, 2018 Parametric Emerging Markets Fund

March 21, 2018 Parametric International Equity Fund

March 21, 2018 Parametric Volatility Risk Premium - Defensive Fund